                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




     Date of Report (Date of earliest event reported):  October 18, 1994


                        FIRST UNITED BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)




         ARKANSAS                        0-11916                  71-0538646
(State or other jurisdiction           (Commission               (IRS Employer
    of incorporation)                  File Number)              Identification
                                                                    Number)



            MAIN AND WASHINGTON STREETS, EL DORADO, ARKANSAS  71730
             (Address of principal executive offices)   (Zip Code)



      Registrant's telephone number, including area code:  (501) 863-3181

ITEM 5.  OTHER EVENTS.

         On June 14, 1994, First United Bancshares, Inc., El Dorado, Arkansas ("First United"), acquired all of the issued and outstanding common stock of InvestArk Bankshares, Inc., Stuttgart, Arkansas ("InvestArk"), pursuant to an Agreement and Plan of Reorganization, dated December 17, 1993 ("Agreement"), whereby First United acquired 215,960 shares of common stock of InvestArk in exchange for the issuance of 885,523 shares of First United common stock plus cash payment for fractional shares. The average price of First United common stock was defined, pursuant to the Agreement, as the average sales price per share for all trades occurring during the period of ten (10) trading days on which one or more trades actually takes place and which ends immediately prior to the second trading day preceding the closing date. The average price was $29.90 resulting in an exchange ratio of 4.1007 shares of First United common stock for every one (1) share of InvestArk common stock. The method of calculating the above described average sales price and exchange ratio are fully described in First United's Form S-4 Registration Statement under the Securities Act of 1933, Registration No. 33-52341 as filed with the Securities and Exchange Commission ("SEC") on May 4, 1994, and which became effective May 6, 1994 ("Registration Statement"). Furthermore, information regarding the consummation of the transaction and disclosure of certain historical and pro forma financial data can be found in the current report on Form 8-K filed by First United on June 16, 1994 and the amendment thereto filed under cover of Form 8-K/A on August 12, 1994 and the Current Report on Form 8-K filed by First United on September 9, 1994.

         The transaction was accounted for by using the pooling of interest method and therefore the below audited financial statements are being filed to restate the consolidated statements of condition as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in capital accounts and cash flows for each of the years in a three year period ended December 31, 1993.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CONDITION


First United Bancshares, Inc.
(in thousands, except per share data)

                                                                               December 31,
                                                                               ------------
                                                                         1993                 1992
                                                                     ------------         ------------

 ASSETS
 Cash and Due from Banks . . . . . . . . . . . . . . . . . . . .       $   52,227            $  56,672
                                                                       ----------            ---------

 Short-Term Investments:
   Federal Funds Sold and Securities
     Purchased Under Agreements to Resell  . . . . . . . . . . .           27,765               36,715
   Other Short-Term Investments  . . . . . . . . . . . . . . . .            6,086                8,573
                                                                        ---------            ---------
     Total Short-Term Investments  . . . . . . . . . . . . . . .            33851               0.00
                                                                         --------            -------

 Securities Held For Sale (Estimated Fair
   Value of $84,450 and $97,293 at December 31, 1993 and
    1992, respectively) . . . . . .. . . . . . . . . . . . . . .            83468                95794
                                                                         --------             --------

 Investment Securities (Estimated Fair Value
   of $439,429 and $423,170 at December 31,
   1993 and 1992, respectively.) . . . . . . . . . . . . . . . .           429931               413758
                                                                         --------             --------
 Total Loans . . . . . . . . . . . . . . . . . . . . . . . . . .          499,912              451,058
   Unearned Discount . . . . . . . . . . . . . . . . . . . . . .             (607)                (425)
   Allowance for Possible Loan Losses  . . . . . . . . . . . . .           (9,972)              (7,972)
                                                                        ---------            ---------

     Net Loans . . . . . . . . . . . . . . . . . . . . . . . . .           489333               442661
                                                                         --------             --------
 Premises and Equipment  . . . . . . . . . . . . . . . . . . . .           13,904               12,374
                                                                        ---------            ---------
 Goodwill  . . . . . . . . . . . . . . . . . . . . . . . . . . .            4,308                3,010
                                                                        ---------            ---------
 Other Real Estate . . . . . . . . . . . . . . . . . . . . . . .            1,039                3,854
                                                                        ---------            ---------
 Other Assets  . . . . . . . . . . . . . . . . . . . . . . . . .           15,537               13,054
                                                                        ---------            ---------

     Total Assets  . . . . . . . . . . . . . . . . . . . . . . .       $1,123,598           $1,086,467
                                                                       ==========           ==========

 LIABILITIES
 Deposits:
   Demand  . . . . . . . . . . . . . . . . . . . . . . . . . . .         $150,842             $146,737
   Savings and Interest-bearing Demand . . . . . . . . . . . . .          350,325              333,870
   Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          468,582              462,490
                                                                         --------            ---------
     Total Deposits  . . . . . . . . . . . . . . . . . . . . . .           969749               943097

 Federal Funds Purchased and Securities Sold
   Under Agreements to Repurchase  . . . . . . . . . . . . . . .           30,512               29,978
 Other Liabilities . . . . . . . . . . . . . . . . . . . . . . .            7,493                9,133
 Notes Payable:
   Unaffiliated Bank . . . . . . . . . . . . . . . . . . . . . .            2,723                3,821
   Affiliated Company  . . . . . . . . . . . . . . . . . . . . .            5,000                5,000
                                                                        ---------            ---------

     Total Liabilities . . . . . . . . . . . . . . . . . . . . .          1015477               991029
                                                                          -------             --------





 Commitments and Contingencies

 CAPITAL ACCOUNTS
 Preferred Stock(Par value of $1.00; 500
   shares authorized in 1993 and 1992; none
   outstanding)  . . . . . . . . . . . . . . . . . . . . . . . .              -0-                  -0-
 Common Stock(Par value of $1.00; 24,000
   shares authorized; 5,170 shares issued in
   1993 and 1992; 5,158 shares outstanding in 1993 and 5,156
   in 1992)  . . . . . . . . . . . . . . . . . . . . . . . . . .            5,170                5,170
 Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . .           13,524               13,518
 Undivided Profits . . . . . . . . . . . . . . . . . . . . . . .           89,579               76,910
 Treasury Stock  . . . . . . . . . . . . . . . . . . . . . . . .             (130)                (157)
 Unrealized Loss on Marketable Equity Securities . . . . . . . .              (21)                  (3)
                                                                       ----------           ----------

     Total Capital Accounts  . . . . . . . . . . . . . . . . . .          108,122               95,438
                                                                       ----------           ----------
     Total Liabilities and Capital
       Accounts  . . . . . . . . . . . . . . . . . . . . . . . .       $1,123,598           $1,086,467
                                                                       ==========           ==========


The accompanying notes are an integral part of these financial statements.

                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME

First United Bancshares, Inc.
(in thousands, except per share data)

                                                                                   Year Ended December 31,
                                                                 ------------------------------------------------------------
                                                                     1993                    1992                     1991
                                                                 -----------             -----------              -----------

 INTEREST INCOME
 Interest and Fees on Loans  . . . . . . . . . . . .             $    37,910             $    40,278              $    47,595
 Interest on Securities:
   Taxable Securities  . . . . . . . . . . . . . . .                  29,292                  32,796                   31,862
   Nontaxable Securities . . . . . . . . . . . . . .                   3,809                   3,505                    3,533
 Interest on Federal Funds Sold and
   Securities Purchased Under
   Agreements to Resell  . . . . . . . . . . . . . .                     752                     988                    1,919
 Interest on Deposits in Banks . . . . . . . . . . .                     205                       3                       26
                                                                 -----------             -----------              -----------

     TOTAL INTEREST INCOME                                            71,968                  77,570                   84,935
                                                                 -----------             -----------              -----------

 INTEREST EXPENSE
 Interest on Deposits  . . . . . . . . . . . . . . .                  27,489                  33,195                   45,771
 Interest on Federal Funds Purchased
   and Securities Sold Under
   Agreements to Repurchase  . . . . . . . . . . . .                     750                     830                    1,023
 Interest on Notes Payable . . . . . . . . . . . . .                     666                   1,034                    1,431
                                                                 -----------             -----------              -----------

     TOTAL INTEREST EXPENSE                                           28,905                  35,059                   48,225
                                                                 -----------             -----------              -----------

     NET INTEREST INCOME . . . . . . . . . . . . . .                  43,063                  42,511                   36,710
 Provision for Loan Losses . . . . . . . . . . . . .                  (1,815)                 (2,486)                  (4,712)
                                                                 -----------             -----------              -----------
     NET INTEREST INCOME AFTER
       PROVISION FOR LOAN LOSSES . . . . . . . . . .                  41,248                  40,025                   31,998
                                                                 -----------             -----------              -----------

 OTHER INCOME
 Service Charges on Deposit Accounts . . . . . . . .                   3,280                   3,211                    3,066
 Trust Department Income . . . . . . . . . . . . . .                   1,515                   1,407                    1,356
 Security Gains  . . . . . . . . . . . . . . . . . .                     144                     454                      336
 Other Operating Income  . . . . . . . . . . . . . .                   1,724                   1,947                    1,803
                                                                 -----------             -----------              -----------

     TOTAL OTHER INCOME                                                6,663                   7,019                    6,561
                                                                 -----------             -----------              -----------

 OTHER EXPENSE
 Salaries  . . . . . . . . . . . . . . . . . . . . .                  10,356                   9,858                    9,606
 Pension and Other Employee Benefits . . . . . . . .                   3,211                   3,065                    2,691
 Net Occupancy Expense . . . . . . . . . . . . . . .                   2,215                   2,304                    2,234
 Equipment Expense . . . . . . . . . . . . . . . . .                   1,267                   1,037                      993
 Data Processing Expense . . . . . . . . . . . . . .                   1,744                   2,026                    1,733
 Other Operating Expenses  . . . . . . . . . . . . .                  10,284                  10,931                    9,733
                                                                 -----------             -----------              -----------
     TOTAL OTHER EXPENSE . . . . . . . . . . . . . .                  29,077                  29,221                   26,990
                                                                 -----------             -----------

 INCOME BEFORE INCOME TAX EXPENSE  . . . . . . . . .                  18,834                  17,823                   11,569
 INCOME TAX EXPENSE  . . . . . . . . . . . . . . . .                   5,619                   5,147                    3,115
                                                                 -----------             -----------              -----------
 INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN
   ACCOUNTING PRINCIPLE  . . . . . . . . . . . . . .                  13,215                  12,676                    8,454
 CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
   PRINCIPLE . . . . . . . . . . . . . . . . . . . .                   2,522                     -0-                      -0-
                                                                 -----------             -----------              -----------
 NET INCOME  . . . . . . . . . . . . . . . . . . . .             $    15,737             $    12,676              $     8,454
                                                                 ===========             ===========              ===========

 EARNINGS PER SHARE
   Income Before Cumulative Effect of a Change
    in Accounting Principle. . . . . . . . . . . . .             $      2.56             $      2.46              $      1.64
   Cumulative Effect of a Change in
     Accounting Principle  . . . . . . . . . . . . .                     .49                     -0-                      -0-
                                                                 -----------             -----------              -----------
   Earnings Per Share  . . . . . . . . . . . . . . .             $      3.05             $      2.46              $      1.64
                                                                 ===========             ===========              ===========

 CASH DIVIDENDS PER SHARE  . . . . . . . . . . . . .             $       .66             $       .60              $       .50
                                                                 ===========             ===========              ===========

 AVERAGE SHARES ISSUED AND OUTSTANDING . . . . . . .
                                                                       5,158                   5,158                    5,157
                                                                 ===========             ===========              ===========

The accompanying notes are an integral part of these financial statements.

      SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL ACCOUNTS


First United Bancshares, Inc.
(in thousands)

                                               Common Stock
                                               ------------                       Undivided      Treasury
                                              Shares   Amount       Surplus        Profits         Stock
                                              ------  --------      --------      --------       --------

  Balance, December 31, 1990                   5,170  $  5,170      $ 13,518      $ 60,879       $   (119)
     Net Income                                  -0-       -0-           -0-         8,454            -0-
     Cash Dividends                              -0-       -0-           -0-        (2,331)           -0-
     Sale of Marketable
  Equity Securities                              -0-       -0-           -0-           -0-            -0-
                                              ------  --------      --------       -------       --------
  Balance, December 31, 1991                   5,170     5,170        13,518        67,002           (119)
     Net Income                                  -0-       -0-           -0-        12,676            -0-
     Cash Dividends                              -0-       -0-           -0-        (2,768)           -0-
     Increase in Unrealized
     Loss on Marketable
    Equity Securities                            -0-       -0-           -0-            -0-           -0-
     Purchase of Common Stock
  Balance, December 31, 1992                     -0-       -0-           -0-            -0-          (38)
                                              ------  --------      --------       --------      -------
     Net Income                                5,170     5,170        13,518         76,910         (157)
     Cash Dividends                              -0-       -0-           -0-         15,737          -0-
     Increase in Unrealized
     Loss on Marketable
    Equity Securities                            -0-       -0-           -0-         (3,068)         -0-
     Sale of Common Stock                        -0-       -0-           -0-            -0-          -0-
  Balance, December 31, 1993                     -0-       -0-            6             -0-          27
                                              ------  --------      -------        --------      -------
                                               5,170  $  5,170      $13,524        $ 89,579      $  (130)
                                              ======  ========      =======        ========      =======



                                                Allowance for Unrealized
                                                  Losses on Marketable
                                                    Equity Securities           Total
                                                    -----------------        -----------
  Balance, December 31, 1990                                   $  (20)       $    79,428
     Net Income                                                   -0-              8,454
     Cash Dividends                                               -0-             (2,331)
     Sale of Marketable
     Equity Securities                                             20                 20
                                                               ------        -----------
  Balance, December 31, 1991                                      -0-             85,571
     Net Income                                                   -0-             12,676
     Cash Dividends                                               -0-             (2,768)
     Increase in Unrealized
      Loss on Marketable
      Equity Securities                                            (3)                (3)
     Purchase of Common
      Stock
  Balance, December 31, 1992                                      -0-                (38)
                                                               ------       ------------
     Net Income                                                    (3)            95,438
     Cash Dividends                                               -0-             15,737
     Increase in Unrealized                                       -0-             (3,068)
      Loss on Marketable
      Equity Securities
     Sale of Common Stock                                         (18)               (18)
  Balance, December 31, 1993                                      -0-                 33
                                                               ------       ------------
                                                               $  (21)      $    108,122
                                                               ======       ============


               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

First United Bancshares, Inc.
(in thousands)

                                                                                      Year Ended December 31,
                                                                                      -----------------------
                                                                          1993                  1992                   1991
                                                                        --------              --------               --------

 CASH FLOWS FROM OPERATING ACTIVITIES
 Net Income  . . . . . . . . . . . . . . . . . . . . . . .               $15,737               $12,676                $ 8,454

 Adjustments to Reconcile Net Income to
   Net Cash Provided by Operating
     Activities:
   Depreciation  . . . . . . . . . . . . . . . . . . . . .                 1,460                 1,268                  1,250
   Amortization of Goodwill  . . . . . . . . . . . . . . .                   345                   345                    328
   Provision for Possible Loan Losses  . . . . . . . . . .                 1,815                 2,486                  4,713
   Utilization of Tax Credit Carryforward
     of Acquired Subsidiary Bank . . . . . . . . . . . . .                   -0-                   440                     -0-
   Provision for Deferred Taxes  . . . . . . . . . . . . .                  (223)                 (654)                (1,260)
   Change in Accounting Principle  . . . . . . . . . . . .                (2,522)                   -0-                    -0-
   Gain on Sales of Securities   . . . . . . . . . . . . .                  (129)                 (402)                  (658)
   Accretion of Bond
     Discount, Net . . . . . . . . . . . . . . . . . . . .                (2,122)               (1,663)                (1,916)
   (Increase) Decrease in Other Assets . . . . . . . . . .                   384                 2,675                 (1,388)
   Increase (Decrease) in Other
     Liabilities . . . . . . . . . . . . . . . . . . . . .                (1,916)                  439                 (2,534)
   Minority Interest in Subsidiary Income  . . . . . . . .                     5                     8                      4
                                                                         -------               -------                -------

 Net Cash Provided by Operating
   Activities  . . . . . . . . . . . . . . . . . . . . . .                12,834                17,618                  6,993
                                                                         -------               -------                -------

 CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from Maturities of Securities  . . . . . . . .               138,339               119,874                125,304
   Proceeds from Sales of Securities . . . . . . . . . . .                 1,000                15,421                 30,045
   Purchase of Securities  . . . . . . . . . . . . . . . .              (128,208)             (207,236)              (218,927)
   Decrease in Interest-bearing Deposits in Other
     Banks . . . . . . . . . . . . . . . . . . . . . . . .                   -0-                   -0-                  1,196
   Decrease in Federal Funds, Net  . . . . . . . . . . . .                13,607                   798                 15,666
   (Increase) Decrease in Other Short-
     Term Investments  . . . . . . . . . . . . . . . . . .                 2,174                13,075                (13,080)
   (Increase) Decrease in Loans  . . . . . . . . . . . . .               (21,830)                6,427                  3,553
   Capital Additions (Retirements) . . . . . . . . . . . .                   751                    96                   (429)
   Purchase of Deposits  . . . . . . . . . . . . . . . . .                    -0-               20,696                     -0-
   Purchase of Subsidiary Bank . . . . . . . . . . . . . .                (4,521)                   -0-                    -0-
                                                                         -------               -------                -------
 Net Cash Provided by (Used in) Investing Activities . . .
                                                                           1,312               (30,849)               (56,672)
                                                                         -------               -------                -------
 CASH FLOWS FROM FINANCING ACTIVITIES
   Increase (Decrease) in Demand, Savings
     and Interest-bearing Demand
     Deposits  . . . . . . . . . . . . . . . . . . . . . .
   Increase (Decrease) in Time Deposits  . . . . . . . . .                (2,293)               44,873                 24,787
   Payment on Notes Payable  . . . . . . . . . . . . . . .               (11,305)              (32,175)                35,267
   Dividends Paid  . . . . . . . . . . . . . . . . . . . .                (1,958)               (1,777)                (1,137)
   Sale (Purchase) of Treasury Stock . . . . . . . . . . .                (3,068)               (2,768)                (2,331)
                                                                              33                   (38)                    -0-
                                                                         -------               -------                -------
 Net Cash Provided by (Used in) Financing
   Activities  . . . . . . . . . . . . . . . . . . . . . .
                                                                         (18,591)                8,115                 56,586
                                                                         -------               -------                -------
 Net Increase (Decrease) in Cash and
   Cash Equivalents  . . . . . . . . . . . . . . . . . . .
                                                                          (4,445)               (5,116)                 6,907
 Cash and Cash Equivalents, Beginning  . . . . . . . . . .
                                                                          56,672                61,788                 54,881
                                                                         -------               -------                -------
 Cash and Cash Equivalents, Ending . . . . . . . . . . . .
                                                                         $52,227               $56,672                $61,788
                                                                         =======               =======                =======


The accompanying notes are an integral part of these financial statements.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


First United Bancshares, Inc.

1.  THE MERGER

         On June 14, 1994, First United Bancshares, Inc. ("First United") merged with InvestArk Bankshares, Inc. ("InvestArk") and in connection therewith issued approximately 901,000 shares of common stock for all of InvestArk's outstanding common stock (the "Merger"). The Merger was accounted for as a pooling of interests and, accordingly, First United's financial statements for periods prior to the Merger have been restated to include the results of InvestArk for all periods presented. Separate and combined results of operations are as follows (in thousands):

                                                                         For the Year Ended December 31,
                                                                      --------------------------------------
                                                                      1993             1992             1991
                                                                      ----             ----             ----

                          Net Interest Income:
                               First United                        $35,553          $34,691          $29,933
                               InvestArk                             7,510            7,820            6,777
                                                                   -------          -------          -------
                                                                   $43,063          $42,511          $36,710
                                                                   =======          =======          =======

                          Income Before
                          Cumulative Effect of a
                          Change in Accounting
                          Principle:
                               First United                        $11,937          $10,443          $ 7,547
                               InvestArk                             1,278            2,233              907
                                                                   -------          -------          -------
                                                                   $13,215          $12,676          $ 8,454
                                                                   =======          =======          =======


The combined companies of First United and InvestArk are hereinafter referred to as the "Company."

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting principles and reporting policies followed by the Company conform with generally accepted accounting principles and with general practices within the financial services industry. The following is a description of the more significant of these policies:

PRINCIPLES OF CONSOLIDATION:

         The consolidated financial statements include the accounts of First United Bancshares, Inc. and its wholly-owned subsidiaries, First National Bank of El Dorado, First National Bank of Magnolia, Merchants and Planters Bank, N.A. of Camden, City National Bank of Fort Smith, Commercial Bank at Alma, First Stuttgart Bank and Trust Company and The Bank of North Arkansas (Melbourne). All significant intercompany accounts have been eliminated.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


FAIR VALUES OF FINANCIAL INSTRUMENTS:

         Disclosure of the fair value for all financial instruments as well as the methodology and significant assumptions used in estimating fair values have been incorporated throughout the Notes to the Consolidated Financial Statements. In cases where quoted market prices are not available, fair values are based on estimates using present value techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates for those assets or liabilities cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. All nonfinancial instruments, by definition, have been excluded from these disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company and may not be indicative of amounts that might ultimately be realized upon disposition or settlement of those assets and liabilities.

         Pursuant to the Interest Rate Control Amendment to the Constitution of the State of Arkansas, all "general loans" have a maximum financing limitation of 5% over the Federal Reserve Discount Rate. As of December 31, 1993, the maximum financing limitation is 8%. This law limits the Company's flexibility in pricing loans according to credit and rate risk through the use of a greater spread in financing rates. Accordingly, the difference between the carrying amount and estimated fair value of the Company's loans is not as great as would be the case without such a law.

CASH AND SHORT-TERM INVESTMENTS:

         The carrying amounts for cash and due from banks and short-term investments (federal funds sold and securities purchased under agreements to resell and other short-term investments) approximate fair value because of the short maturity of those financial instruments.

SECURITIES HELD FOR SALE AND INVESTMENT SECURITIES:

         Management determines the appropriate classification of securities at the time of purchase. Held for sale securities are held for indefinite periods of time and are carried at the lower of cost or fair value. Securities held for sale include securities that Management intends to use as part of its asset-liability management strategy and that may be sold in response to changes in interest rates or other economic factors. The amortized costs of the specific securities sold are used to compute gains and losses on the sale of securities. Adjustments to market and realized gains or losses upon sale of the securities held for sale are classified as securities gains (losses). When Management has the intent and ability at the time of purchase to hold securities until maturity, these securities are classified as investment securities and carried at amortized cost.

         Fair values for securities held for sale and investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

         The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 115 "Accounting for Certain Investments in Debt and Equity Securities," which the Company adopted on January 1, 1994. This statement addresses the accounting and reporting for investments in debt and certain equity securities. Debt securities not classified as trading account securities or investment securities expected to be held to maturity and all equity securities will be classified as available-for-sale securities and reported at fair value, with net unrealized gains and losses reported, net of tax, as a separate component of stockholders' equity. Upon adoption of this statement on January 1, 1994, the Company classified all of its securities held for sale and certain of its investment securities as available-for-sale. The carrying values and fair values of securities classified as available-for-sale on January 1, 1994 were approximately $298,000,000 and $303,000,000, respectively, which resulted in reflecting an unrecognized gain, net of tax, of approximately $3,200,000 as a separate component of capital accounts.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


LOANS:

         Loans are stated at the amount of unpaid principal, reduced by unearned income and an allowance for loan losses. Unearned income on a portion of installment loans is recognized as income over the terms of the loans by a method which approximates the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

         The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when Management believes that the collectibility of the principal is unlikely. The allowance is an amount that Management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower's ability to pay. Accrual of interest is discontinued on a loan when Management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of principal or interest is doubtful.

         The fair value of loans, as disclosed in Note 7, is estimated for portfolios of loans with similar financial characteristics. For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for certain mortgage loans, such as one-to-four family residential properties, and other types of loans are estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Fair values for non-performing loans are estimated using the current carrying value less any specific reserve for which the Company has provided.

         The FASB has issued SFAS No. 114 "Accounting by Creditors for Impairment of a Loan" which becomes effective beginning in 1995. This statement defines the measurement requirements for loans that are impaired or deemed to be troubled debt restructurings. Management believes that the effect of this statement upon adoption will not be material.

PREMISES AND EQUIPMENT:

         Premises and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed over the estimated useful lives of assets utilizing several depreciation methods as disclosed in Note 8. Maintenance, repairs, and minor improvements are charged to operating expenses. Gains or losses on dispositions are reflected currently in the Statement of Income.

GOODWILL:

         Goodwill represents the excess of the purchase price over the fair market value of net assets acquired in business combinations accounted for under the purchase method. The Company amortizes goodwill over fifteen years using the straight-line method. Accumulated amortization of goodwill was $1,808,000 and $1,454,000 at December 31, 1993 and 1992, respectively.

OTHER REAL ESTATE:

         Other real estate owned represents properties that have been acquired in satisfaction of debt. Other real estate is valued at the lower of its fair value or the recorded investment in the related loan upon foreclosure. If at a later date it is determined that the recorded investment cannot be recovered, the loss is recognized by a charge to income. When the property is in a condition for use or sale at the time of the foreclosure, any subsequent holding costs are included in expense as incurred. Legal fees and other direct costs incurred by the Company in foreclosure are expensed when they are incurred. Payments received for the rental or lease of property held in other real estate are recognized as income in the period in which the payment is received. The net costs of operating other real estate (including provisions for real estate losses and gains and losses on sales of real estate) were approximately $342,000, $1,452,000, and $1,597,000 for the years ended December 31, 1993, 1992 and 1991, respectively.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


DEPOSITS:

         The fair value of deposits with no stated maturity, such as non-interest-bearing demand deposits, interest-bearing demand deposits and savings accounts are, by definition, equal to the amount payable on demand at the reporting date, commonly referred to as the carrying value. Fair value of certificates of deposit are based upon the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities. See Note 9 for a detail of carrying values and fair values for all deposit liabilities.

SHORT-TERM LIABILITIES:

         The carrying amounts for federal funds purchased, securities sold under agreements to repurchase and other liabilities approximate their fair values.

INCOME TAXES:

         The Company and its subsidiaries file consolidated State and Federal income tax returns. The Company adopted SFAS No. 109 "Accounting for Income Taxes" effective January 1, 1993. The adoption of SFAS No. 109 changed the Company's method of accounting for income taxes to the liability method. The cumulative effect of adopting SFAS No. 109 on the Company's financial statements was to increase net income in the amount of $2,522,000 or $0.49 per share.

EMPLOYEE BENEFIT PLANS:

         The Company has non-contributory pension plans covering all eligible officers and employees of certain of its subsidiaries. As disclosed in Note 12, the provision charged to operating expenses includes current costs as well as amortization of past service cost.

         The Company has an Employee Stock Ownership Plan for substantially all of its employees. Contributions to the Plan during any one year are determined by the Company and limited to 15 percent of the payroll for the participants. During 1993, 1992 and 1991, the Company's expenses totalled approximately $362,000, $388,000, and $437,000, respectively.

         During 1992, the FASB issued a new standard on accounting for postemployment benefits. This new standard requires that the expected cost of these benefits must be charged to expense during the years that the employees render service. This new accounting standard will not have a material effect on the Company.

STATEMENT OF CASH FLOWS:

         For purposes of the Statement of Cash Flows, the Company considers all currency on hand as well as all due from bank balances to be cash equivalents.

STOCK SPLIT:

         On July 27, 1992, the Board of Directors of the Company declared a 2-for-1 stock split effected in the form of a 100% stock dividend. The stock dividend was distributed on September 8, 1992. Unless otherwise indicated, all per share data, numbers of common shares and the statements of changes in capital accounts have been adjusted to reflect this stock split.

RECLASSIFICATIONS:

         Certain reclassifications have been made to the 1992 and 1991 financial statements to conform to the 1993 method of presentation.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


3.       ACQUISITIONS

         On November 30, 1993, the Company acquired all of the outstanding stock of Commerce Financial Corporation and its wholly- owned subsidiary, Commercial Bank at Alma ("Alma"), for $5,467,000. The consolidated assets of Alma were approximately $45,000,000 at the date of acquisition. The transaction was accounted for as a purchase, and, accordingly, the excess of the purchase price over the fair market value of the net assets acquired was allocated to Goodwill. The results of operations for Alma are included in the consolidated statements of income from the date of acquisition. Unaudited pro forma results of operations of the Company assuming that the acquisition of Alma had been completed at the beginning of 1992 do not differ materially from the Company's actual results.

         On March 27, 1992, Merchants and Planters Bank, N.A., of Camden acquired substantially all of the deposits of the former Camden, Arkansas branch of Home Federal Savings of Kansas City from the Resolution Trust Corporation for approximately $170,000 in cash. Merchants and Planters received cash and acquired deposits of $20,696,000.

4.       SECURITIES HELD FOR SALE

         The carrying values and estimated fair values of securities held for sale at December 31, 1993 and 1992, consisted of the following (in thousands):

                                                           Gross             Gross
                                      Carrying          Unrealized         Unrealized          Estimated
                                       Value              Gains              Losses           Fair Value
                                      -------            ---------        -----------         ----------
 1993

 U.S. Treasury Securities and
   Other U.S. Government
   Agencies                           $69,582             $1,297            $   515            $70,364
   Mortgage-Backed Securities          13,886                273                 73             14,086
                                      -------             ------            -------            -------
                                      $83,468             $1,570            $   588            $84,450
                                      =======             ======            =======            =======
 1992

 U.S. Treasury Securities and
   Other U.S. Government
   Agencies                           $85,970             $1,235            $    59            $87,146
   Mortgage-Backed Securities           9,824                361                 38             10,147
                                      -------             ------            -------            -------
                                      $95,794             $1,596            $    97            $97,293
                                      =======             ======            =======            =======


         U.S. Treasury Securities have maturities ranging from 15 days to 4.8 years. Mortgage-Backed Securities have an average life of approximately 2.8 years. Gross gains realized from the sale of securities held for sale were immaterial in 1993.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


5.       INVESTMENT SECURITIES

   The carrying values and estimated fair values of investments in debt securities as of December 31, 1993 and 1992, are as follows (in thousands):

                                                                 Gross           Gross
                                               Carrying        Unrealized      Unrealized          Estimated
                                                 Value           Gains           Losses            Fair Value
                                             -----------      ----------       ----------          ----------
 1993

 U.S. Treasury Securities
    and Other U.S.  Government
    Agencies                                  $ 215,849       $    3,965        $    447           $  219,367
 Obligations of States and
    Political Subdivisions                       70,942            3,823             201               74,564
 Mortgage-Backed Securities                     130,203            2,483             411              132,275
 Other                                           12,937              312              26               13,223
                                              ---------      -----------        --------           ----------
                                              $ 429,931      $    10,583        $  1,085           $  439,429
                                              =========      ===========        ========           ==========

 1992

 U.S. Treasury Securities
    and Other U.S. Government
    Agencies                                  $ 186,828       $    3,756     $      403            $  190,181
 Obligations of States and
    Political Subdivisions                       54,513            2,334            238                56,609
 Mortgage-Backed Securities                     153,031            3,078            193               155,916
 Other                                           19,386            1,099             21                20,464
                                             ----------       ----------      ---------            ----------
                                             $  413,758       $   10,267     $      855            $  423,170
                                              =========      ===========        ========           ==========

   The carrying value and estimated fair value of debt securities at December 31, 1993, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                       Carrying                     Estimated
                                                                        Value                      Fair Value
                                                                       --------                    ----------


 Due in One Year or Less                                               $ 39,876                     $ 39,681
 Due After One Year Through Five Years                                  189,350                      193,513
 Due After Five Years Through Ten Years                                  48,980                       51,892
 Due After Ten Years                                                     21,522                       22,067

 Mortgage-Backed Securities                                             130,203                      132,276
                                                                       --------                     --------
                                                                       $429,931                     $439,429
                                                                       ========                     ========


                         NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


     Proceeds from sales of investments in debt securities and related gains and losses during 1993 were not material.

     Securities with a carrying value of $163,998,000 at December 31, 1993, were pledged to secure public deposits and for other purposes required by law.

     As discussed in Note 2, effective January 1, 1994, the Company adopted SFAS No. 115 and reclassified a portion of its investment securities portfolio as available-for-sale.

6. ALLOWANCE FOR POSSIBLE LOAN LOSSES

     The changes in the allowance for possible loan losses during 1993, 1992, 1991, were as follows (in thousands):

                                                          1993                 1992                   1991
                                                        --------             --------               --------

 Balance at Beginning of Year                            $7,972              $  7,499               $  7,111
 Allowance Applicable to Loans of
   Acquired Bank                                            520                    -0-                   -0-
 Provision Charged Against Income                         1,815                 2,486                  4,385
 Recoveries on Loans Charged-Off                          1,299                 1,267                  1,037
 Loans Charged-Off                                       (1,634)               (3,280)                (5,034)
                                                         ------              --------               --------
 Balance at End of Year                                  $9,972              $  7,972               $  7,499
                                                         ======              ========               ========


7.   LOANS

     Loans consist of the following categories (in thousands):

                                                                      1993                           1992
                                                                  ------------                   ------------
TYPE
 Real Estate Loans Collateralized by -
    Residential Properties, Primarily Single
    Family Residences                                                 $159,844                       $142,948
    Commercial Properties                                              149,706                        146,906
 Commercial and Industrial Loans, Other Than
   Real Estate and Energy-Related                                       92,465                         72,251
   Energy-Related Loans                                                 16,514                         19,164
   Consumer Loans                                                       78,289                         65,717
   Loans for Purchasing or Carrying
      Securities                                                         2,655                          3,035
 Financing Leases                                                          439                          1,037
                                                                      --------                       --------
                                                                      $499,912                       $451,058
                                                                      ========                       ========



     The estimated fair value of these loans was $501,297,000 and $460,540,000 at December 31, 1993 and 1992, respectively.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


      In the normal course of business, officers and directors of the Company and their related interests maintain certain loan relationships with the Company's subsidiary banks. At December 31, 1993 and 1992, officers, directors, and related parties had loans of approximately $15,045,000 and $14,909,000, respectively. During the year ended December 31, 1993, loans made to these parties totalled $15,905,000 and repayments totalled $10,709,000. Loans to related parties at December 31, 1992 included loans of $5,060,000 to directors who retired during 1993.

      The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include standby letters of credit and commitments to extend credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Statement of Condition.

      Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on Management's credit evaluation of the counterparty. The extent of collateral varies for each commitment but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

     Standby letters of credit are commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. Most guarantees expire in 1994. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds collateral supporting those commitments for which collateral is deemed necessary. The extent of collateral held for those commitments at December 31, 1993, varies from 0 percent to 100 percent; the average amount collateralized is 50 percent.

   Financial instruments whose amounts represent credit risk as of December 31, 1993, and 1992, are as follows (in thousands):

                                           1993                        1992
                                           ----                        ----
 Commitments to Extend Credit             $62,112                    $55,922
 Standby Letters of Credit                  7,012                      4,564



     The fair value of loan commitments and letters of credit would approximate the fees currently collected (which are immaterial) on such instruments.

     A summary of non-performing assets as of December 31, 1993 and 1992, is as follows:

                                                                       1993                           1992
                                                                    ----------                     ----------
 Non-Accrual Loans                                                      $2,633                         $2,507
 Past Due Loans (90 Days or more and still
   accruing)                                                               342                            804
 Renegotiated Loans                                                        223                          1,414
                                                                        ------                         ------
                                                                         3,198                          4,725
 Other Real Estate                                                       1,039                          3,854
                                                                        ------                         ------
 Total Non-Performing Assets                                            $4,237                         $8,579
                                                                        ======                         ======

                         NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


     The Company's non-accrual policy had the effect of reducing interest and fees on loans in 1993 and 1992 by approximately $208,000 and $299,000, respectively. Substantially all payments on non-accrual loans were applied to principal.


8. PREMISES AND EQUIPMENT

   Premises and equipment consist of the following (in thousands):

                                    Principal
                                  Depreciation              Estimated
                                     Method                Useful Life              1993             1992
                                  -------------            -----------          -----------      -----------
 Land                                                                             $ 3,909          $ 3,818
 Buildings and Leasehold
   Improvements                   Straight-line            5-40 years              16,807           15,951
 Furniture, Fixtures and
   Equipment                      Declining Balance        3-10 years               9,062            9,426
                                                                                  -------         --------
                                                                                   29,778           28,695
 Less: Accumulated
       Depreciation                                                               (15,874)         (16,321)
                                                                                  -------         --------
                                                                                  $13,904         $ 12,374
                                                                                  =======         ========


     Depreciation included in other expense, net occupancy expense and equipment expense was $1,476,000 in 1993, $1,268,000 in 1992, and $1,250,000 in
1991.

     First National Bank of El Dorado leases land on which two branches are located and rents on a monthly basis the main bank's employee parking lot from First Land & Timber Corporation, a company with common officers and directors of the Company. Rentals paid to First Land & Timber Corporation on these arrangements were approximately $20,000 for each of the years ended December 31, 1993, 1992 and 1991.

9. DEPOSITS

     At December 31, 1993 and 1992, deposits consisted of the following (in thousands):

 1993                                             Carrying                Estimated
                                                    Value                Fair Value
                                                  --------               ----------

 Non-interest-bearing Demand
   Deposits                                         $150,842                $150,842
   Savings and Interest-bearing
     Demand Deposits                                 350,325                 350,325
 Certificates of Deposit                             468,582                 470,669
                                                    --------                --------

                                                    $969,749                $971,836
                                                    ========                ========

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


 1992                                             Carrying                Estimated
                                                    Value                Fair Value
                                                  --------               ----------
 Non-interest-bearing Demand
 Deposits                                           $146,737                $146,737
   Savings and Interest-bearing
     Demand Deposits                                 333,870                 333,870
 Certificates of Deposit                             462,490                 464,642
                                                    --------                --------

                                                    $943,097                $945,249
                                                    ========                ========


     As disclosed in Note 2, SFAS No. 107 defines fair value of demand deposits as the amount payable upon demand and prohibits adjusting fair value for any value derived from retaining these deposits for an expected future period in time. That component, commonly referred to as a core deposit intangible, is not considered in the above fair value amounts.

10. INCOME TAXES

     Income tax expense is composed of the following (in thousands):

                                                      1993                    1992                   1991
                                                      ----                    ----                   ----
 Currently Payable                                    $  5,842               $  5,802               $  3,801
 Deferred:
    Effects of Temporary
       Differences                                       (223)                   (655)                (1,261)
    Alternative Minimum Tax
     Effect                                                -0-                    -0-                    575
                                                      --------               --------               --------
                                                      $  5,619               $  5,147               $  3,115
                                                      ========               ========               ========



     The income tax provision included $56,000, $173,000 and $128,000 for the years ended December 31, 1993, 1992 and 1991, respectively, resulting from securities transactions.

     The effective income tax rates in the accompanying statements of income are less than the statutory income tax rate because of the following:

                                                         1993                   1992                 1991
                                                         ----                   ----                 ----
 Statutory Federal Income Tax Rate                          35.0%                34.0%                 34.0%
     Less:
       Non-Taxable Interest Income                          (5.6)                (6.9)                 (9.0)
       State Income Taxes                                    1.2                   -0-                  0.9
       Other Items, Net                                     (0.8)                 1.8                   1.0
                                                            ----                 ----                  ----
 Effective Income Tax Rate                                  29.8%                28.9%                 26.9%
                                                            ====                 ====                  ====

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


     Accumulated deferred income taxes as of December 31, 1992, included in other liabilities, were $48,000. At December 31, 1993, temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities give rise to the following net deferred tax asset, which is included in other assets (in thousands).


 Accelerated Depreciation                               $  (813)
 Provision for Possible Loan Losses                       3,184
 Effects of Pension and Benefit
   Plans                                                   (273)
   Difference in Tax and Book Basis
      of Securities                                        (186)
 Write-down of Other Real Estate                            729
 Other                                                       77
                                                        -------
                                                        $ 2,718
                                                        =======


     The Company has evaluated the need for a valuation allowance and, based on the weight of available evidence, has determined that it is more likely than not that all deferred tax assets will eventually be realized.

11. NOTES PAYABLE

   A summary of notes payable as of December 31, 1993 and 1992 is as follows (in thousands):

                                                               1993                 1992
                                                             --------             ---------

 Installment Note Payable to Unaffiliated
    Bank, Interest at 7.9%, Principal Payments of
    $1,107 Due Annually                                       $2,213                $3,321
 Promissory Note Bearing Interest at 0.375%
    Below Prime (5.625% at December 31, 1993 and
    1992), Principal Due 1994                                  5,000                 5,000
 Installment Note Payable, Interest at 5.5%                      320                   -0-
 Installment Note Payable, Interest at 4.4%                      190                   -0-
 Installment Note Payable, Interest at 6.0%                      -0-                   500
                                                              ------                 -----
                                                              $7,723                $8,821
                                                              ======                ======


     The estimated fair value of these notes payable approximated their carrying value at December 31, 1993 and 1992. The installment note payable to an unaffiliated bank is secured by the outstanding stock of City National Bank of Fort Smith. These borrowings contain financial covenants relating to the issuance of additional debt and maintenance of minimum tangible net worth.

     The notes payable require principal repayments as follows: 1994 - $6,173,000, 1995 - $1,177,000, 1996 - $73,000, 1997 - $77,000, 1998 - $53,000
and thereafter - $170,000.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


12. BENEFIT PLANS

   The Company has a defined benefit pension plan (the "Plan") which covers substantially all of the employees of First National Bank of El Dorado, First National Bank of Magnolia, Merchants and Planters Bank, N.A. of Camden, City National Bank of Fort Smith and Commercial Bank at Alma. Operating expenses of the Plan are paid by the Company and no contributions are required of participants. The annual contribution to the Plan by the Company ($848,000 in 1993, $458,000 in 1992 and $450,000 in 1991) is determined by various actuarial factors. The Plan contains provisions for early retirements, disability and death benefits. The following tables set forth the Plan's funded status and amounts recognized in the Company's balance sheet at December 31, 1993 and 1992 (in thousands):


 Actuarial Present Value of Benefit
 Obligation:                                                           1993                            1992
                                                                     --------                        --------

 Accumulated Benefit Obligation                                     $(10,287)                       $(10,037)
 Effect of Projected Future
    Compensation Levels                                                 (440)                         (1,375)
                                                                    --------                        --------
 Projected Benefit Obligation for
    Service Rendered to Date                                         (10,727)                        (11,412)
 Plan Assets at Fair Value, Primarily
    Stock and U.S. Securities                                         11,434                          10,657
                                                                    --------                        --------
 Plan Assets Greater (Less) than Projected
 Benefit Obligation                                                      707                            (755)
 Unrecognized Net Loss From Past
    Experience Different From That Assumed
 Unrecognized Net Obligations                                          1,308                           1,225
 Prepaid Pension Cost                                                   (891)                            411
                                                                    --------                        --------
                                                                    $  1,124                        $    881
                                                                    ========                        ========





                         NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


The Plan's net pension cost for 1993, 1992 and 1991 included the following components (in thousands):

                                                     1993                      1992                    1991
                                                    ------                    ------                  ------


 Service Cost                                       $   524                 $   480                  $   470
 Interest Cost on Projected
   Benefit Obligation                                   860                     826                      736
 Actual Return on Assets                               (702)                 (1,112)                  (1,118)
 Net Amortization and
   Deferral                                             (77)                    352                      345
                                                    -------                 -------                  -------
                                                    $   605                 $   546                  $   433
                                                    =======                 =======                  =======


 Significant Assumptions:
   Weighted Average
     Discount Rate
   Estimated Future Pay                                 7.5%                    7.5%                     8.0%
     Increases
   Expected Return on Assets                            4.0%                    4.0%                     4.0%
                                                        7.5%                    7.5%                     7.5%


     First Stuttgart Bank and Trust also has a defined benefit pension plan ("the Stuttgart Plan") which covers substantially all its employees. The following tables set forth the Stuttgart Plan's funded status and amounts recognized in the Company's balance sheet at December 31, 1993 and 1992 (in thousands):

                                                                                            1993             1992
                                                                                           ------           ------

                   Actuarial present value of benefit obligations:
                        Accumulated Benefit Obligation . . . . . . . . . . . .            $  879           $  781
                                                                                          ======           ======
                        Projected Benefit Obligation for Service
                         Rendered to Date . . . . . . . . . . . . . . . . . . .           $1,071           $  957
                        Plan Assets at Fair Value  . . . . . . . . . . . . . .             1,117            1,008
                                                                                          ------           ------
                        Plan Assets Greater Than Projected Benefit
                         Obligation  . . . . . . . . . . . . . . . . . . . . .                46               51
                        Unrecognized Prior Service Cost  . . . . . . . . . . .               (27)             (28)
                        Unrecognized Net Obligation  . . . . . . . . . . . . .               (42)             (45)
                        Unrecognized Net Loss  . . . . . . . . . . . . . . . .               116              110
                                                                                          ------           ------
                        Prepaid Pension Cost . . . . . . . . . . . . . . . . .            $   93           $   88
                                                                                          ======           ======





            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


   Net pension cost for 1993, 1992 and 1991 included the following components (in thousands):

                                                                                 1993             1992             1991
                                                                                ------           ------           ------

             Service Costs . . . . . . . . . . . . . . . . . . . . .            $  55            $  55            $  59
             Interest Cost on Projected Benefit Obligation . . . . .               67               59               53
             Expected Return on Plan Assets  . . . . . . . . . . . .              (71)             (63)             (60)
             Net Amortization and Deferral . . . . . . . . . . . . .               (3)              (2)               1
                                                                                -----            -----            -----
                                                                                $  48            $  49            $  53
                                                                                =====            =====            =====


     The weighted-average discount rate and the rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 7.0% and 4.5% respectively. The expected long-term rate of return on assets was 7.0%.

     In connection with the Merger, the Stuttgart Plan will terminate during 1994. A loss of $215,000 on the termination of this plan is included in the accompanying 1993 statement of income.

     The Bank of North Arkansas has a defined contribution employee benefit plan, qualified under IRC Section 401(k) that covers all employees, with the exception of employees who are highly compensated. Contributions to the plan are based on the total amount of salary reduction the employee elects to defer, a discretionary matching contribution equal to a percentage of the amount the employee elects to defer, which percentage will be determined each year by the employer, and a discretionary amount determined each year by the employer. To share in the matching and discretionary contribution, the employee must complete a year of service and be actively employed on the last day of the plan year. The amount of pension expense was $13,000 and $16,000 for 1993 and 1992, respectively.

13.   COMMITMENTS AND CONTINGENCIES

     The Company has been named as a defendant in certain lawsuits which are currently pending. In the opinion of Management, after consulting with legal counsel, any liability incurred in connection with the ultimate outcome of these suits will not have a material adverse effect on the Company.

     The Company has a facilities management contract with a data processing firm to provide computer equipment and the needed personnel for systems support. Payments related to this contract, which expires in 1998, are expensed when paid. Future annual minimum payments related to this contract are $1,134,000 in each of the years 1994 through 1997 and $945,000 in 1998.

     Certain branch facilities and warehouse space are leased under various operating lease agreements. These leases require approximate minimum rentals as follows: 1994-$124,000; 1995-$108,000; 1996-$107,000; 1997-$96,000;
1998-$106,000; and thereafter- $151,000.

14.  RESTRICTIONS

     Each of the Company's subsidiary banks is subject to either national or state banking regulations which restrict the level of dividends that may be paid in a given year. Such restrictions are based on a percentage of the subsidiary bank's net income. During 1994, the Company's subsidiary banks will have available for payment of dividends, without regulatory approval, approximately $15,995,000 of undistributed earnings plus a percentage of the net income earned in 1994.

     At December 31, 1993, the Company was required to maintain reserve balances in cash and due from accounts of approximately $9,199,000.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


     Banking regulations also require that banks pay insurance premiums to the Federal Deposit Insurance Corporation (the "FDIC") in exchange for the FDIC insuring the deposits of the Company's customers. Insurance premiums paid to the FDIC for the years ended December 31, 1993, 1992 and 1991, were approximately $2,111,000, $2,054,000 and $1,475,000, respectively, and those premiums were included in other operating expenses on the Company`s Consolidated Statements of Income.

15.  SUPPLEMENTARY DATA FOR CASH FLOWS

     Income taxes paid by the Company during the years ended December 31, 1993, 1992 and 1991, amounted to $7,126,000, $4,248,000 and $3,144,000, respectively.
Interest paid on notes payable during the years ended December 31, 1993, 1992 and 1991, was $525,000, $883,000 and $1,038,000, respectively.

     In connection with the November 1993 acquisition of Alma, the Company acquired assets and assumed liabilities as follows (in thousands):


                                   Fair Value of Assets Acquired                       $ 44,436
                                   Goodwill                                               1,622
                                   Liabilities Assumed                                  (40,591)
                                                                                       --------
                                   Cash Paid                                              5,467
                                   Cash Acquired                                           (946)
                                                                                       --------
                                   Net Payment for Purchase                            $  4,521
                                                                                       ========

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


16.  CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY

     The financial position of First United Bancshares, Inc. (parent company only), its results of operations and cash flows are summarized as follows (in thousands):

                                                                             December 31,
                                                                             ------------
                                                                      1993                     1992
                                                                    -------                  -------

 CONDENSED FINANCIAL POSITION:

    Assets:
      Cash                                                         $  5,302                 $  5,103
      Investment in Subsidiary Banks                                110,694                   99,761
      Other Assets                                                    1,242                      700
                                                                   --------                 --------
          Total Assets                                             $117,238                 $105,564
                                                                   ========                 ========


    Liabilities and Capital Accounts:
      Notes Payable                                               $   7,214                 $  8,821
      Other Liabilities                                               1,902                    1,305
                                                                   --------                 --------
          Total Liabilities                                           9,116                   10,126
                                                                   --------                 --------

          Total Capital                                             108,122                   95,438
                                                                   --------                 --------
          Total Liabilities and Capital                            $117,238                 $105,564
                                                                   ========                 ========



            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                                                                  Year Ended December 31,
                                                      ------------------------------------------------
 (Dollars in Thousands)                               1993                 1992                  1991
                                                      -----                -----                ------

 CONDENSED OPERATING RESULTS:

    Dividend Income From Subsidiary Banks          $ 11,584             $  5,400              $  6,210
    Management Fees                                   1,745                1,574                 1,467
                                                   --------             --------              --------
                                                     13,329                6,974                 7,677
                                                   --------             --------              --------

    Interest Expense                                    525                  883                 1,038
    Other Expense                                     2,381                2,410                 2,011
                                                   --------             --------              --------
                                                      2,906                3,293                 3,049
                                                   --------             --------              --------
    Income Before Tax Benefit and
      Equity in Undistributed Income of
      Subsidiary Banks                               10,423                3,681                 4,628
    Income Tax Benefit                                  325                  493                   391
                                                   --------             --------              --------
    Income Before Equity in Undistributed
      Income of Subsidiary Banks and
      Cumulative Effect of a Change in
      Accounting Principle                           10,748                4,174                 5,019
    Cumulative Effect of a Change in
      Accounting Principle                              279                  -0-                   -0-
                                                   --------             --------              --------
    Income Before Equity in Undistributed
    Income of Subsidiary Banks                       10,469                4,174                 5,019
    Equity in Undistributed Income of
      Subsidiary Banks                                5,269                8,505                 3,438
                                                   --------             --------              --------

    Net Income                                     $ 15,738             $ 12,679              $  8,457
                                                   ========             ========              ========

 CONDENSED STATEMENTS OF CASH FLOWS:

    Cash Flows From Operating Activities:
       Net Income                                  $ 15,738             $ 12,679                 8,457
       Depreciation                                      11                    8                     5
       Undistributed Income                          (5,269)              (8,505)               (3,438)
       Utilization of Tax Credit                        -0-                  440                   -0-
    Carry forwards                                     (576)                  27                    62
       (Increase) Decrease in Other Assets              442                  263                   900
                                                   --------             --------              --------
       Increase in Other Liabilities                 10,346                4,912                 5,986
                                                   --------             --------              --------

    Cash Flows From Investing Activities:            (5,505)                 -0-                   (14)
                                                   --------             --------              --------
       Purchase of Subsidiary Bank


    Cash Flows From Financing Activities:            (1,607)              (1,478)               (1,107)
       Principal Repayments on Notes Payable             33                  (38)                  -0-
       Sale (Purchase) of Treasury Stock             (3,068)              (2,768)               (2,331)
                                                   --------             --------              --------
       Payment of Dividends                          (4,642)              (4,284)               (3,438)
                                                   --------             --------              --------
                                                        199                  628                 2,534
    Net Increase in Cash                              5,103                4,475                 1,941
                                                   --------             --------              --------
    Cash at Beginning of Year                      $  5,302             $  5,103              $  4,475
                                                   ========             ========              ========
    Cash at End of Year

    Supplementary Data for Cash Flows:
                                                   $  7,126             $  4,248              $  3,144
      Taxes Paid                                        525                  883                 1,038
      Interest Paid on Notes Payable

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders of First United Bancshares, Inc.:

     We have audited the accompanying supplemental consolidated statements of condition of First United Bancshares, Inc. (an Arkansas corporation) and subsidiaries as of December 31, 1993 and 1992, and the related supplemental consolidated statements of income, changes in capital accounts and cash flows for each of the years in the three-year period ended December 31, 1993. The supplemental consolidated financial statements give retroactive effect to the merger with InvestArk Bankshares, Inc. ("InvestArk") on June 14, 1994 which has been accounted for as a pooling of interests as described in Note 1. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We did not audit the financial statements of InvestArk included in the supplemental consolidated financial statements of the Company, which statements reflect total assets constituting 16 percent and 18 percent, respectively, as of December 31, 1993 and 1992 and net interest income constituting 17 percent, 18 percent and 18 percent, respectively, for the years ended December 31, 1993, 1992 and 1991 of the related supplemental consolidated totals. These statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for InvestArk, is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First United Bancshares, Inc. and subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1993, in conformity with generally accepted accounting principles.

     As explained in Note 2 to the supplemental consolidated financial statements, effective January 1, 1993, First United Bancshares, Inc. changed its method of accounting for income taxes.

Arthur Andersen & Co.

New Orleans, Louisiana,
September 27, 1994.

                  REPORT OF MANAGEMENT ON FINANCIAL STATEMENTS


     The management of First United Bancshares, Inc. (First United) is responsible for the integrity and objectivity of the financial statements and other financial information contained in this Current Report on Form 8-K. The financial statements have been prepared in conformity with generally accepted accounting principles. Financial information throughout this Current Report on Form 8-K is consistent with that in the financial statements.

     First United maintains a system of internal accounting controls which is believed to provide, in all material respects, reasonable assurance that assets are safeguarded against loss from unauthorized use or disposition; transactions are properly authorized and recorded; and the financial records are reliable for preparing financial statements and maintaining accountability for assets. All systems of internal accounting controls are based on management's judgment that the cost of controls should not exceed the benefits to be achieved. Management believes First United's system provides the appropriate balance between costs of controls and the related benefits.

     In order to monitor compliance with this system of controls, First United maintains an internal audit program. Internal audit reports are issued to appropriate officers, and significant audit exceptions, if any, are reviewed with management and the Audit Committee of the Board of Directors.

     The financial statements in this Current Report on Form 8-K have been audited by First United's independent public accountants, Arthur Andersen LLP, for the purpose of determining that the financial statements are presented fairly. Their audit included a study of the evaluation of First United's system of internal controls for the purpose of setting the scope of their auditing procedures.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Directors
Investark Bankshares, Inc.
Stuttgart, Arkansas

     We have audited the consolidated balance sheets of Investark Bankshares, Inc. and subsidiaries at December 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Investark Bankshares, Inc. and subsidiaries, at December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the years in the three year period ended December 31, 1993, in conformity with generally accepted accounting principles.


Martin & Company
Certified Public Accountants

January 28, 1994

Item 7. Financial Statements and Exhibits


Exhibits
- - --------
   27      Financial Data Schedule

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        FIRST UNITED BANCSHARES, INC.
                                        (REGISTRANT)


                                        By    /S/ John E. Burns
                                          John E. Burns, Vice President and
                                            Chief Financial Officer


Date:  October 18, 1994